                               POWER OF ATTORNEY

     Know all by these presents, that the undersigned hereby constitutes  and appoints Linda Rockett and Lindsay Levine of Wave Life Sciences Ltd. and Anne T.
Leland, Brenda L. Meyette, Jacquelyn  A. Cannata, John T. Rudy, John P. Condon
and Hana M. Sahdev of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.,
signing singly, with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

     (1)   execute  for and on behalf of the undersigned,  forms  and authentication  documents  for EDGAR Filing Access;

     (2)   do and  perform any and all acts  for and on  behalf of the undersigned  which  may be necessary  or  desirable  to  complete and execute  any  such  forms  and  authentication documents;

     (3)   execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or 10% shareholder of the
           Company, Forms 3, 4 and 5 in accordance  with Section 16(a) of the
           Securities Exchange Act of 1934 and the rules thereunder;

     (4)   do and perform any and all acts for and on behalf of  the undersigned which  may be necessary or desirable to complete and execute any such
           Form 3, 4 or 5 and timely file such form with the United States
           Securities and Exchange Commission and any stock exchange or similar authority; and

     (5)   take any other action of any type whatsoever in connection  with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents  executed  by such attorney-in-fact, on behalf of the undersigned pursuant to this
           Power of Attorney, shall be in such  form and shall contain  such terms and conditions as such attorney-in-fact  may approve in such attorney-in-fact's discretion.

     The undersigned hereby  grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever  requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted,  as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in
serving in such capacity at the request of   the   undersigned, is   not
assuming, nor   is   the Company   assuming, any  of   the  undersigned's
responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5  with  respect  to the  undersigned's  holdings  of  and  transactions  in securities issued  by the Company, unless earlier revoked by the undersigned  in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be exectuted this 5 day of August, 2019.

                                         /s/ Mark Baldry
                                         --------------------
                                         Baldry Mark